Exhibit 4.3
SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of March 12, 2026 (the “Issue Date”), among CACI International Inc, a Delaware corporation (the “Company”), the Guarantors party hereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of June 2, 2025, as supplemented by that certain First Supplemental Indenture, dated as of November 25, 2025 (the “First Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture and as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.375% Senior Notes due 2033 (the “Notes”);

WHEREAS, pursuant to the Indenture, the Company previously issued on June 2, 2025 $1,000,000,000 aggregate principal amount of its Notes (the “Initial Notes”) under the Indenture;

WHEREAS, Section 2.01 of the Indenture provides that the Company may create and issue Additional Notes ranking pari passu with the Initial Notes from time to time without notice to or consent of the Holders and that such Additional Notes shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Guarantees, without notice to or consent of any Holder, to provide for the issuance of Additional Notes under the Indenture in accordance with the terms and subject to the limitations set forth in the Indenture;

WHEREAS, the Company wishes to issue an additional $500,000,000 aggregate principal amount of the Notes (the “2026 Additional Notes”) which shall be Additional Notes that will form a single class under the Indenture as the Initial Notes;

WHEREAS, in connection with the issuance of the 2026 Additional Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture to provide for the issuance of, and to establish the form and terms of, the 2026 Additional Notes as hereinafter described; and

WHEREAS, pursuant to Section 9.01(a)(14) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amount of 2026 Additional Notes. The aggregate principal amount of 2026 Additional Notes to be authenticated and delivered under this Supplemental Indenture on March 12, 2026, is $500,000,000.

3. Terms of 2026 Additional Notes. As of the date hereof, the Company will issue, and the Trustee is authorized to authenticate and deliver, the 2026 Additional Notes, which constitute Additional Notes under the Indenture, having terms substantially identical to the Initial Notes (as amended and supplemented by this Supplemental Indenture), at an issue price of 102.875%, plus accrued interest from December 15, 2025. Interest on the 2026 Additional Notes shall accrued from and including December 15, 2025 and the first interest payment date for the 2026 Additional Notes will be June 15, 2026. The 2026 Additional Notes shall bear, in the case of 2026 Additional Notes sold under Rule 144A of the Securities Act, the CUSIP number of 127190AE6 and ISIN of US127190AE62 and, in the case of 2026 Additional Notes sold under Regulation S of the Securities Act, the temporary CUSIP number of U12282AB2 and temporary ISIN of USU12282AB20, which the Issuer will cause to be replaced with the CUSIP number of U12282AA4 and ISIN of USU12282AA47 following the date that is 40 days after the Issue Date and upon compliance with the procedures of the Depositary. The Initial Notes and the 2026 Additional Notes shall be treated as a single class for all purposes under the Indenture.

4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6. Execution in Counterparts; Electronic Signature. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture (or any documents executed in connection with this Supplemental Indenture) shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of Uniform Electronic Transactions Act, and/or any relevant electronic signature law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for the execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

7. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

9. Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the 2026 Additional Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

[Signatures Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CACI INTERNATIONAL INC
CACI TECHWORX, INC.
CACI ASIA, LLC
CACI DYNAMIC SYSTEMS, LLC
CACI ENTERPRISE SOLUTIONS, LLC
CACI NSS, LLC
CACI PREMIER TECHNOLOGY, LLC
CACI PRODUCTS COMPANY
CACI PRODUCTS COMPANY CALIFORNIA
CACI SECURED TRANSFORMATIONS, LLC
CACI TECHNOLOGIES, LLC
CACI, INC. - FEDERAL
CACI, LLC - COMMERCIAL
CACI-ATHENA, LLC
CACI-CMS INFORMATION SYSTEMS, LLC
CACI-ISS, LLC
CACI-WGI, LLC
SIX3 ADVANCED SYSTEMS, INC.
CACI ENTERPRISE SYSTEMS, LLC
CACI INTELLIGENCE SOLUTIONS, LLC
CACI ADVANCED SOLUTIONS, LLC
CACI GEOMATICS, INC.
CACI AXIOS TECHNOLOGIES, INC.
CACI LGS INNOVATIONS LLC
BLUESTONE ANALYTICS LLC
NEXT CENTURY CORPORATION
CACI MASTODON DESIGN LLC
CHARON TECHNOLOGIES, LLC
CACI ASCENT VISION, LLC
CACI ASCENT VISION INTERNATIONAL, LLC
CACI IDT, LLC
ATTILA SECURITY, INC.
CACI AZURE SUMMIT TECHNOLOGY, LLC
QUADRINT, INC.
QUADRINT HOLDINGS, INC.
AI CORPORATE HOLDINGS, INC.
APPLIED INSIGHT, LLC
APPLIED INSIGHT HOLDINGS, LLC
APPLIED INSIGHT FOREIGN HOLDINGS, LLC
BRIDGES CONSULTING LLC
DIGITAL AGE EXPERTS, LLC
ZAVDA TECHNOLOGIES, LLC

By: /s/ Jeffrey D. MacLauchlan
Name: Jeffrey D. MacLauchlan
Title: Executive Vice President, Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By: /s/ Eva D. Aryeetey
Name: Eva D. Aryeetey
Title: Vice President